UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2009

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On February 27, 2009, STEC, Inc.’s (the “Company”) Board of Directors (the “Board”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”), approved the appointment of Christopher Colpitts as an independent director to the Board. Mr. Colpitts’ appointment will fill the vacancy on the Board that will be created upon the resignation of Jim Peterson effective as of March 5, 2009 that was previously announced by the Company. The appointment of Mr. Colpitts to the Board will be effective March 5, 2009.

Mr. Colpitts, age 41, has been the Managing Director and Global Head of Technology Investment Banking at Deutsche Bank since May 2006. Prior to this, he spent nine years at Lehman Brothers, most recently as Managing Director and Global Head of Electronics Investment Banking.

Mr. Colpitts will be compensated pursuant to the Company’s standard compensation arrangements and plans for non-employee directors described in the STEC, Inc. Proxy Statement filed with the Securities and Exchange Commission on April 25, 2008, which includes $5,000 for attendance in person at each regular meeting of the Board, or 50% of such fees if attendance is by telephone conference.

In addition, under the Automatic Option Grant Program of the Company’s 2000 Stock Incentive Plan, Mr. Colpitts, as a non-employee Board member, will receive upon his initial appointment to the Board on March 5, 2009 an automatic option grant to purchase 30,000 shares of common stock. The option grant will have an exercise price per share equal to the closing price of the Company’s common stock on the grant date as reported on the Nasdaq Stock Market. The option will be immediately exercisable for all of the option shares; however, the Company may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of Mr. Colpitts’ cessation of Board service. The shares subject to each automatic option grant vests in a series of five successive equal annual installments upon Mr. Colpitts’ completion of each year of Board service over the five-year period measured from the grant date. However, the shares will immediately vest in full upon certain changes in control or ownership of the Company or upon Mr. Colpitts’ death or disability while serving as a Board member.

There is no arrangement or understanding pursuant to which Mr. Colpitts was selected as a director, and there are no related party transactions between the Company and Mr. Colpitts that are required to be disclosed under Item 404(a) of Regulation S-K.

A copy of a press release issued by the Company on March 4, 2009 announcing the appointment of Mr. Colpitts as a member of the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated March 4, 2009, issued by STEC, Inc. announcing the appointment of Christopher Colpitts to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEC, Inc.

Date: March 4, 2009	By:	/s/ Manouch Moshayedi
Manouch Moshayedi
Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release, dated March 4, 2009, issued by STEC, Inc. announcing the appointment of Christopher Colpitts to the Board of Directors.